Exhibit 99.1

First Connecticut Bancorp, Inc. reports third quarter 2014 earnings of $0.17 earnings per share

FARMINGTON, Conn., October 23, 2014 – First Connecticut Bancorp, Inc. (the “Company”) (NASDAQ: FBNK), the holding company for Farmington Bank (the “Bank”), reported net income of $2.5 million, or $0.17 diluted earnings per share for the quarter ended September 30, 2014 compared to net income of $2.2 million, or $0.14 diluted earnings per share in the linked quarter.  Diluted earnings per share were $0.06 for the third quarter of 2013.

“We continue to be pleased with our earnings growth, which is a direct result of our organic growth strategy.  We continue to focus on our long term objective of growing tangible book value for shareholders,” stated John J. Patrick Jr., First Connecticut Bancorp’s Chairman, President & CEO.

“Our recent expansion into western Massachusetts enables us to grow the franchise organically and provides us the opportunity to expand our role as a vital and active participant in the communities we serve.”

Financial Highlights

•
Net interest income increased $421,000 to $16.0 million in the third quarter of 2014 compared to $15.6 million in the linked quarter and increased $2.7 million or 20% compared to third quarter of 2013.

•	Strong organic loan growth continued during the quarter as total loans increased $101.5 million to $2.0 billion at September 30, 2014 and increased $319.6 million or 19% from a year ago.

•	Noninterest expense to average assets was 2.46% in the third quarter of 2014 compared to 2.60% in the linked quarter and 2.95% in the third quarter of 2013.

•	Tangible book value per share grew to $14.56 compared to $14.39 on a linked quarter basis and $13.88 at September 30, 2013.

•	Checking accounts grew by 3.3% or 1,419 net new accounts in the third quarter of 2014.

•
Asset quality remains stable as loan delinquencies 30 days and greater remained flat at 0.78% of total loans at September 30, 2014 and June 30, 2014 and improved from 0.87% of total loans at September 30, 2013.  Non-accrual loans represented 0.76% of total loans compared to 0.75% of total loans on a linked quarter basis and improved from 0.80% of total loans at September 30, 2013.

•	The allowance for loan losses represented 0.91% of total loans at September 30, 2014 compared to 0.92% at June 30, 2014 and 1.02% at September 30, 2013.

•
The Company paid a cash dividend of $0.05 per share on September 15, 2014, an increase of $0.01 compared to the linked quarter. This marks the twelfth consecutive quarter the Company has paid a dividend since it became a public company on June 29, 2011.

Third quarter 2014 compared with second quarter 2014

Net interest income
•
Net interest income increased $421,000 to $16.0 million in the third quarter of 2014 compared to the linked quarter due primarily to an $88.7 million increase in the average net loan balance offset by an 11 basis point decrease in the net interest rate spread to 2.77%.

•
Net interest margin decreased to 2.89% in the third quarter of 2014 compared to 3.01% in the second quarter of 2014.  Excluding prepayment penalty fee income, second quarter net interest margin would have been 2.97%.

•	The cost of interest-bearing liabilities increased to 59 basis points in the third quarter of 2014 compared to 57 basis points in the second quarter of 2014.

Provision for loan losses

•
Provision for loan losses was $1.0 million for the third quarter of 2014 compared to $410,000 for the linked quarter.  The increase in the third quarter 2014 provision was primarily due to an increase in loan growth and the composition of new loan originations.

•	Net charge-offs in the quarter were $397,000 or 0.08% to average loans (annualized) compared to $129,000 or 0.03% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.91% of total loans at September 30, 2014 compared to 0.92% at June 30, 2014.

Noninterest income

•
Total noninterest income increased $712,000 to $2.8 million in the third quarter of 2014 compared to the linked quarter due to a $316,000 increase in net gain on loans sold, $142,000 increase in fees for customer services and a $253,000 increase in other income related to swap fees and mortgage banking derivatives.

Noninterest expense

•
Noninterest expense remained flat in the third quarter of 2014 at $14.2 million compared to the linked quarter.  Marketing expenses decreased $177,000 due to seasonal sponsorships offset by increases in occupancy expense and other operating expenses.

Income tax expense

•	Income tax expense was $997,000 in the third quarter of 2014 compared to $776,000 in the linked quarter.

Third quarter 2014 compared with third quarter 2013

Net interest income

•
Net interest income increased $2.7 million or 20% to $16.0 million compared to $13.3 million in the third quarter of 2013 primarily due to a $329.9 million increase in the average net loan balance despite a 12 basis point decrease in the yield on loans.

•	Net interest margin decreased to 2.89% in the third quarter of 2014 compared to 2.94% in the third quarter of 2013.

•
The cost of interest-bearing liabilities declined 14 basis points to 59 basis points in the third quarter of 2014 compared to 73 basis points in the third quarter of 2013.  The decline was primarily due to a 9 basis point decrease in certificates of deposit and a 135 basis point decrease in Federal Home Loan Bank of Boston advance costs due to an increase in short-term advances which carry lower rates.

Provision for loan losses

•
Provision for loan losses was $1.0 million for the third quarter of 2014 compared to $215,000 for the prior year quarter.  The increase in the third quarter 2014 provision was primarily due to the composition of new loan originations.

•	Net charge-offs in the quarter were $397,000 or 0.08% to average loans (annualized) compared to $42,000 or 0.01% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.91% of total loans at September 30, 2014 compared to 1.02% at September 30, 2013.

Noninterest income

•
Total noninterest income increased $596,000 to $2.8 million compared to the prior year quarter primarily due to a $230,000 increase in fees for customer services and a $671,000 increase in other income offset by a $304,000 decrease in gain on sale of investments.  Other income increased $671,000 primarily due to swap fees and mortgage banking derivatives.  There were no sales of investments in the third quarter of 2014.

Noninterest expense

•	Noninterest expense increased $109,000 to $14.2 million in the third quarter of 2014 compared to the prior year quarter.

Income tax expense

•	Income tax expense was $997,000 in the third quarter of 2014 compared to $275,000 in the prior year quarter.

Financial Condition

•	Total assets increased $403.2 million or 20% at September 30, 2014 to $2.4 billion compared to $2.0 billion at September 30, 2013 largely reflecting an increase in loans and securities.

•	Our investment portfolio totaled $207.1 million at September 30, 2014 compared to $123.4 million at September 30, 2013, an increase of $83.8 million.

•
Net loans increased $319.3 million at September 30, 2014 to $2.0 billion compared to $1.7 billion at September 30, 2013 due to our continued focus on commercial and residential lending, which combined, increased $329.5 million.

•
Deposits increased $177.4 million at September 30, 2014 to $1.7 billion compared to $1.6 billion at September 30, 2013, due to increases in municipal deposits, noninterest-bearing deposits and de novo branch openings as we continue to develop and grow relationships in the geographical areas we serve.

•
Federal Home Loan Bank of Boston advances increased $200.7 million to $304.7 million at September 30, 2014 compared to $104.0 million at September 30, 2013.  Advances were used to support loan and securities growth.

Asset Quality

•
At September 30, 2014, the allowance for loan losses represented 0.91% of total loans and 119.91% of non-accrual loans, compared to 1.02% of total loans and 127.30% of non-accrual loans at September 30, 2013.

•	Loan delinquencies 30 days and greater decreased to 0.78% of total loans at September 30, 2014 compared to 0.87% of total loans at September 30, 2013.

•	Non-accrual loans represented 0.76% of total loans at September 30, 2014 compared to 0.80% of total loans at September 30, 2013.

•	Net charge-offs in the quarter were $397,000 or 0.08% to average loans (annualized) compared to $42,000 or 0.01% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 14.11% at September 30, 2014.

•	Tangible book value per share grew to $14.56 compared to $14.39 on a linked quarter basis and $13.88 at the quarter ended September 30, 2013.

•
During the third quarter of 2014, the Company repurchased 2,500 shares of common stock at an average price per share of $14.54 at a total cost of $36,000.  Repurchased shares are held as treasury stock and will be available for general corporate purposes.  The Company has 921,477 shares remaining to repurchase at September 30, 2014 from prior regulatory approval.

•
At September 30, 2014, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 22 branch locations throughout central Connecticut, offering commercial and residential lending as well as wealth management services in Connecticut and western Massachusetts. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank’s products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit  www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, October 23, 2014 at 9:30am Eastern Time to discuss third quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company’s financial performance in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders’ equity in the case of tangible book value per share, appears in tabular form in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company’s capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

       We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2014	2014	2014	2013	2013
Selected Financial Condition Data:

Total assets	$2,395,674	$2,267,709	$2,181,759	$2,110,028	$1,992,517
Cash and cash equivalents	43,914	50,778	44,110	38,799	50,323
Securities held-to-maturity, at amortized cost	12,439	12,715	12,872	12,983	3,002
Securities available-for-sale, at fair value	194,706	160,784	163,232	150,886	120,382
Federal Home Loan Bank of Boston stock, at cost	17,724	17,724	13,137	13,136	8,383
Loans, net	2,031,780	1,930,502	1,854,497	1,800,987	1,712,507
Deposits	1,727,994	1,630,779	1,634,400	1,513,501	1,550,627
Federal Home Loan Bank of Boston advances	304,700	291,000	206,000	259,000	104,000
Total stockholders' equity	233,646	231,269	230,488	232,209	227,864
Allowance for loan losses	18,556	17,912	17,631	18,314	17,678
Non-accrual loans	15,475	14,652	12,974	14,800	13,887
Impaired loans	39,579	41,891	41,782	39,623	42,587
Loan delinquencies 30 days and greater	15,922	15,257	14,882	15,511	15,032

Selected Operating Data:

Interest income	$18,528	$17,854	$16,980	$16,697	$15,806
Interest expense	2,543	2,290	2,230	2,366	2,523
Net interest income	15,985	15,564	14,750	14,331	13,283
Provision for loan losses	1,041	410	505	660	215
Net interest income after provision for loan losses	14,944	15,154	14,245	13,671	13,068
Noninterest income	2,778	2,066	1,762	2,183	2,182
Noninterest expense	14,219	14,254	13,960	14,398	14,110
Income before income taxes	3,503	2,966	2,047	1,456	1,140
Income tax expense	997	776	555	322	275

Net income	$2,506	$2,190	$1,492	$1,134	$865

Performance Ratios (annualized):

Return on average assets	0.43%	0.40%	0.28%	0.22%	0.18%
Return on average equity	4.27%	3.77%	2.56%	1.96%	1.49%
Interest rate spread (1)	2.77%	2.88%	2.86%	2.80%	2.77%
Net interest rate margin (2)	2.89%	3.01%	2.99%	2.94%	2.94%
Non-interest expense to average assets	2.46%	2.60%	2.63%	2.80%	2.95%
Efficiency ratio (3)	75.78%	80.85%	84.54%	87.19%	91.24%
Average interest-earning assets to average
interest-bearing liabilities	127.11%	128.04%	128.59%	129.64%	130.77%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.91%	0.92%	0.94%	1.01%	1.02%
Allowance for loan losses as a percent of
non-accrual loans	119.91%	122.25%	135.89%	123.74%	127.30%
Net charge-offs to average loans (annualized)	0.08%	0.03%	0.26%	0.01%	0.01%
Non-accrual loans as a percent of total loans	0.76%	0.75%	0.69%	0.81%	0.80%
Non-accrual loans as a percent of total assets	0.65%	0.65%	0.59%	0.70%	0.70%
Loan delinquencies 30 days and greater as a
percent of total loans	0.78%	0.78%	0.80%	0.85%	0.87%

Per Share Related Data:

Basic earnings per share	$0.17	$0.15	$0.10	$0.07	$0.06
Diluted earnings per share	$0.17	$0.14	$0.10	$0.07	$0.06
Dividends declared per share	$0.05	$0.04	$0.03	$0.03	$0.03
Tangible book value (4)	$14.56	$14.39	$14.22	$14.11	$13.88
Common stock shares outstanding	16,043,031	16,072,637	16,203,933	16,457,642	16,416,427
(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income, adjusted for non-recurring items.
See "Reconciliation of Non-GAAP Financial Measures" table.
(4) Represents ending stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented. See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	September 30,		June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014		2014	2014	2013	2013
Capital Ratios:

Equity to total assets at end of period	9.75%		10.20%	10.56%	11.01%	11.44%
Average equity to average assets	10.13%		10.59%	10.99%	11.23%	12.11%
Total capital to risk-weighted assets	14.11	% *	14.56%	15.05%	15.50%	16.13%
Tier I capital to risk-weighted assets	13.06	% *	13.51%	13.97%	14.36%	14.97%
Tier I capital to total average assets	10.24	% *	10.70%	11.02%	11.47%	12.20%
Total equity to total average assets	10.09%		10.54%	10.85%	11.30%	11.90%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$789,166		$749,124	$716,836	$693,046	$674,804
Commercial	717,399		686,299	677,948	633,764	585,628
Construction	80,242		69,047	69,476	78,191	90,033
Installment	3,524		3,850	4,109	4,516	4,671
Commercial	289,708		277,483	244,075	252,032	213,103
Collateral	1,826		1,480	1,455	1,600	1,819
Home equity line of credit	163,608		156,625	153,619	151,606	147,026
Demand	-		-	124	85	-
Revolving credit	97		75	80	94	78
Resort	1,019		1,068	1,124	1,374	9,849
Total loans	2,046,589		1,945,051	1,868,846	1,816,308	1,727,011
Less:
Allowance for loan losses	(18,556)		(17,912)	(17,631)	(18,314)	(17,678)
Net deferred loan costs	3,747		3,363	3,282	2,993	3,174
Loans, net	$2,031,780		$1,930,502	$1,854,497	$1,800,987	$1,712,507

Deposits:

Noninterest-bearing demand deposits	$323,499		$315,916	$303,966	$308,459	$278,275
Interest-bearing
NOW accounts	454,650		377,570	368,700	285,392	339,350
Money market	417,498		401,694	427,535	387,225	386,682
Savings accounts	200,501		202,970	199,532	193,937	187,040
Time deposits	331,846		332,629	334,667	338,488	359,280
Total interest-bearing deposits	1,404,495		1,314,863	1,330,434	1,205,042	1,272,352
Total deposits	$1,727,994		$1,630,779	$1,634,400	$1,513,501	$1,550,627

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	September 30,	June 30,	December 31,
	2014	2014	2013
(Dollars in thousands)
Assets
Cash and cash equivalents	$43,914	$50,778	$38,799
Securities held-to-maturity, at amortized cost	12,439	12,715	12,983
Securities available-for-sale, at fair value	194,706	160,784	150,886
Loans held for sale	5,533	4,576	3,186
Loans, net	2,031,780	1,930,502	1,800,987
Premises and equipment, net	19,384	20,072	20,619
Federal Home Loan Bank of Boston stock, at cost	17,724	17,724	13,136
Accrued income receivable	5,331	5,133	4,917
Bank-owned life insurance	39,403	39,120	38,556
Deferred income taxes	14,529	14,756	14,884
Prepaid expenses and other assets	10,931	11,549	11,075
Total assets	$2,395,674	$2,267,709	$2,110,028

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$1,404,495	$1,314,863	$1,205,042
Noninterest-bearing	323,499	315,916	308,459
	1,727,994	1,630,779	1,513,501
Federal Home Loan Bank of Boston advances	304,700	291,000	259,000
Repurchase agreement borrowings	21,000	21,000	21,000
Repurchase liabilities	73,855	55,326	50,816
Accrued expenses and other liabilities	34,479	38,335	33,502
Total liabilities	2,162,028	2,036,440	1,877,819

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	177,937	177,431	175,766
Unallocated common stock held by ESOP	(12,949)	(13,218)	(13,747)
Treasury stock, at cost	(28,585)	(28,577)	(22,599)
Retained earnings	101,089	99,386	96,832
Accumulated other comprehensive loss	(4,027)	(3,934)	(4,224)
Total stockholders' equity	233,646	231,269	232,209
Total liabilities and stockholders' equity	$2,395,674	$2,267,709	$2,110,028

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2014	2014	2013	2014	2013
Interest income
Interest and fees on loans
Mortgage	$14,490	$13,875	$12,381	$41,793	$35,721
Other	3,608	3,573	3,199	10,389	9,746
Interest and dividends on investments
United States Government and agency obligations	258	218	103	665	344
Other bonds	57	81	59	196	177
Corporate stocks	109	105	62	307	188
Other interest income	6	2	2	12	13
Total interest income	18,528	17,854	15,806	53,362	46,189
Interest expense
Deposits	1,845	1,711	1,914	5,250	5,446
Interest on borrowed funds	479	368	383	1,166	1,253
Interest on repo borrowings	182	179	181	538	532
Interest on repurchase liabilities	37	32	45	109	136
Total interest expense	2,543	2,290	2,523	7,063	7,367
Net interest income	15,985	15,564	13,283	46,299	38,822
Provision for loan losses	1,041	410	215	1,956	870
Net interest income
after provision for loan losses	14,944	15,154	13,068	44,343	37,952
Noninterest income
Fees for customer services	1,459	1,317	1,229	3,967	3,308
Gain on sale of investments	-	-	304	-	340
Net gain on loans sold	633	317	625	1,072	4,244
Brokerage and insurance fee income	47	49	37	140	110
Bank owned life insurance income	284	281	303	847	1,015
Other	355	102	(316)	580	(188)
Total noninterest income	2,778	2,066	2,182	6,606	8,829
Noninterest expense
Salaries and employee benefits	8,593	8,638	8,571	25,519	26,160
Occupancy expense	1,271	1,209	1,175	3,829	3,541
Furniture and equipment expense	1,093	1,106	998	3,217	3,115
FDIC assessment	361	321	341	1,010	943
Marketing	332	509	423	1,219	1,627
Other operating expenses	2,569	2,471	2,602	7,639	7,978
Total noninterest expense	14,219	14,254	14,110	42,433	43,364
Income before income taxes	3,503	2,966	1,140	8,516	3,417
Income tax expense	997	776	275	2,328	847
Net income	$2,506	$2,190	$865	$6,188	$2,570

Earnings per share:
Basic	$0.17	$0.15	$0.06	$0.41	$0.16
Diluted	0.17	0.14	0.06	0.41	0.16
Weighted average shares outstanding:
Basic	14,613,115	14,601,416	14,947,576	14,677,650	15,372,552
Diluted	14,710,880	14,707,472	14,947,576	14,778,961	15,372,552

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,978,854	$ 18,098	3.63%	$ 1,890,132	$ 17,448	3.70%	$ 1,648,948	$ 15,580	3.75%
Securities	189,246	369	0.77%	167,250	355	0.85%	131,602	216	0.65%
Federal Home Loan Bank of Boston stock	17,724	55	1.23%	14,744	49	1.33%	8,383	8	0.38%
Federal funds and other earning assets	4,918	6	0.48%	3,567	2	0.22%	3,288	2	0.24%
Total interest-earning assets	2,190,742	18,528	3.36%	2,075,693	17,854	3.45%	1,792,221	15,806	3.50%
Noninterest-earning assets	124,823			118,056			122,886
Total assets	$ 2,315,565			$ 2,193,749			$ 1,915,107

Interest-bearing liabilities:
NOW accounts	$ 436,303	$ 313	0.28%	$ 332,597	$ 185	0.22%	$ 303,882	$ 180	0.24%
Money market	406,293	748	0.73%	414,774	754	0.73%	371,614	794	0.85%
Savings accounts	199,505	57	0.11%	204,217	42	0.08%	185,732	79	0.17%
Certificates of deposit	330,496	727	0.87%	335,391	730	0.87%	356,994	861	0.96%
Total interest-bearing deposits	1,372,597	1,845	0.53%	1,286,979	1,711	0.53%	1,218,222	1,914	0.62%
Advances from the Federal Home Loan Bank	270,250	479	0.70%	259,980	368	0.57%	74,101	383	2.05%
Repurchase agreement borrowings	21,000	182	3.44%	21,000	179	3.42%	21,000	181	3.42%
Repurchase liabilities	59,624	37	0.25%	53,159	32	0.24%	57,187	45	0.31%
Total interest-bearing liabilities	1,723,471	2,543	0.59%	1,621,118	2,290	0.57%	1,370,510	2,523	0.73%
Noninterest-bearing deposits	321,008			303,473			272,621
Other noninterest-bearing liabilities	36,482			36,891			39,772
Total liabilities	2,080,961			1,961,482			1,682,903
Stockholders' equity	234,604			232,267			232,204
Total liabilities and stockholders' equity	$ 2,315,565			$ 2,193,749			$ 1,915,107

Net interest income		$ 15,985			$ 15,564			$ 13,283

Net interest rate spread (1)			2.77%			2.88%			2.77%
Net interest-earning assets (2)	$ 467,271			$ 454,575			$ 421,711
Net interest margin (3)			2.89%			3.01%			2.94%
Average interest-earning assets to average interest-bearing liabilities
		127.11%			128.04%			130.77%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Nine Months Ended September 30,
	2014			2013
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$1,896,768	$52,182	3.68%	$1,583,569	$45,467	3.84%
Securities	172,491	1,026	0.80%	124,429	684	0.73%
Federal Home Loan Bank of Boston stock	15,218	142	1.25%	8,524	25	0.39%
Federal funds and other earning assets	3,913	12	0.41%	9,513	13	0.18%
Total interest-earning assets	2,088,390	53,362	3.42%	1,726,035	46,189	3.58%
Noninterest-earning assets	123,580			121,784
Total assets	$2,211,970			$1,847,819

Interest-bearing liabilities:
NOW accounts	$374,084	$695	0.25%	$268,483	$466	0.23%
Money market	410,066	2,186	0.71%	354,291	2,105	0.79%
Savings accounts	198,978	154	0.10%	180,490	237	0.18%
Certificates of deposit	334,037	2,215	0.89%	355,934	2,638	0.99%
Total interest-bearing deposits	1,317,165	5,250	0.53%	1,159,198	5,446	0.63%
Federal Home Loan Bank of Boston advances	237,576	1,166	0.66%	74,386	1,253	2.25%
Repurchase agreement borrowings	21,000	538	3.43%	21,000	532	3.39%
Repurchase liabilities	57,984	109	0.25%	53,106	136	0.34%
Total interest-bearing liabilities	1,633,725	7,063	0.58%	1,307,690	7,367	0.75%
Noninterest-bearing deposits	308,112			256,830
Other noninterest-bearing liabilities	36,664			45,876
Total liabilities	1,978,501			1,610,396
Stockholders' equity	233,469			237,423
Total liabilities and stockholders' equity	$2,211,970			$1,847,819

Net interest income		$46,299			$38,822

Net interest rate spread (1)			2.84%			2.83%
Net interest-earning assets (2)	$454,665			$418,345
Net interest margin (3)			2.96%			3.01%
Average interest-earning assets to average interest-bearing liabilities
		127.83%			131.99%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconcilliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2014	2014	2014	2013	2013
Net Income	$2,506	$2,190	$1,492	$1,134	$865
Adjustments:
Less: Prepayment penalty fees	-	(185)	-	(144)	-
Less: Net gain on sales of investments	-	-	-	-	(304)
Total core adjustments before taxes	-	(185)	-	(144)	(304)
Tax benefit - 34% rate	-	63	-	49	103
Total core adjustments after taxes	-	(122)	-	(95)	(201)
Total core net income	$2,506	$2,068	$1,492	$1,039	$664

Total net interest income	$15,985	$15,564	$14,750	$14,331	$13,283
Less: Prepayment penalty fees	-	(185)	-	(144)	-
Total core net interest income	$15,985	$15,379	$14,750	$14,187	$13,283

Total noninterest income	$2,778	$2,066	$1,762	$2,183	$2,182
Less: Net gain on sales of investments	-	-	-	-	(304)
Total core noninterest income	$2,778	$2,066	$1,762	$2,183	$1,878

Total noninterest expense	$14,219	$14,254	$13,960	$14,398	$14,110
Total core noninterest expense	$14,219	$14,254	$13,960	$14,398	$14,110

Core earnings per common share, diluted	$0.17	$0.14	$0.10	$0.07	$0.04

Core return on assets (annualized)	0.43%	0.38%	0.28%	0.20%	0.14%
Core return on equity (annualized)	4.27%	3.56%	2.56%	1.80%	1.14%
Efficiency ratio (1)	75.78%	81.71%	84.54%	87.95%	93.07%

Tangible book value (2)	$14.56	$14.39	$14.22	$14.11	$13.88

(1) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(2) Represents ending stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.